                                                                  EXHIBIT 99.3


                     [FORM OF FRONT OF PROXY CARD]
                                                                         PROXY
                            XOOM.COM, INC.

                    300 MONTGOMERY ST., SUITE 300
                   SAN FRANCISCO, CALIFORNIA 94104


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
           MEETING OF THE STOCKHOLDERS OF XOOM.COM, INC.
                TO BE HELD ON OCTOBER 27, 1999.

    The undersigned hereby appoints John Harbottle and Raj Aji, or each of them with power of substitution, as proxies to vote as specified on this card all shares of common stock of Xoom.com, Inc. (the "Company") which the undersigned may be entitled to vote at the Company's Special Meeting of Stockholders to be held at the Sir Francis Drake Hotel, 450 Powell Street, San Francisco, CA at 10:00 a.m. on October 27, 1999 and at any adjournment or postponement thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS 1 AND 2.

    You are encouraged to specify your choices by marking the appropriate boxes on both sides of this card--but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

    The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.         /X/  Please make your votes as
in this example.

     ------------------------------------------------------------------
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
     ------------------------------------------------------------------

    DETAILS OF AN AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER, DATED AS OF MAY 9, 1999, A SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION, INVESTMENT AND MERGER DATED AS OF JULY 7, 1999, AND OTHER IMPORTANT INFORMATION CONCERNING THE PROPOSALS AT THE SPECIAL MEETING APPEAR IN THE PROXY STATEMENT/PROSPECTUS. PLEASE READ THAT MATERIAL CAREFULLY.

            (Continued and to be Signed on Reverse Side)
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                      [FORM OF BACK OF PROXY CARD]


1. To adopt an Agreement and Plan of Contribution and Merger, dated as of May 9, 1999 (the "Merger Agreement"), among the Company, NBCi, a newly organized Delaware corporation and a wholly owned subsidiary of the Company, CNET, Inc. a Delaware corporation, SNAP LLC, a Delaware limited liability company, and Xenon 3, Inc., a newly formed Delaware corporation and wholly owned subsidiary of NBCi.

/ / FOR         / / AGAINST         / / ABSTAIN


2. To approve the Company's adoption, as the sole stockholder of NBCi, of a Second Amended and Restated Agreement and Plan of Contribution, Investment and Merger, dated as of July 7, 1999 the ("Contribution Agreement"), among the Company, National Broadcasting Company, Inc., GE Investments Subsidiary, Inc., a Delaware corporation, Neon Media Corporation, a newly formed Delaware corporation, and NBCi.

/ / FOR         / / AGAINST         / / ABSTAIN


3.  To approve the NBCi 1999 stock incentive plan.

/ / FOR         / / AGAINST         / / ABSTAIN



DATED: __________________________________,19_____________

SIGNATURE(s):
____________________________________________________________________

____________________________________________________________________
PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. IF SHARES ARE HELD JOINTLY OR BY TWO OR MORE PERSONS, EACH STOCKHOLDER NAMED SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                    ENCLOSED ENVELOPE.